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                                                                   EXHIBIT 16.1
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                        [ARTHUR ANDERSEN LLP LETTERHEAD]

May 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated May 20, 2002, of Material Sciences Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                  Very truly yours,

                  /s/ Arthur Andersen LLP
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                  Arthur Andersen LLP

cc:  Mr. James J. Waclawik
     Vice President and Chief Financial Officer